SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




  Date of report (Date of earliest event reported)          January 11, 2002
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                         INDIVIDUAL INVESTOR GROUP, INC.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)



          Delaware                  1-10932              13-3487784
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(State or Other Jurisdiction    (Commission File        (IRS Employer
     of Incorporation)               Number)          Identification No.)



125 Broad Street, 14th Floor, New York, New York               10004
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(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number, including area code         (212) 742-2277
                                                     -------------------------


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         Registrant entered into an Agreement of Sublease ("Agreement") dated December 18, 2001 between Registrant and Fahnestock & Co. Inc. ("Sublessee"), which Agreement received written consent of the underlying landlord, 125 Broad Unit C LLC, by consent dated January 11, 2002. Pursuant to the Agreement, Registrant will be subletting the majority of its remaining office space not already sublet and is entitled to receive payments from Sublessee totaling approximately $534,000 in 2002, $571,000 in 2003 and $147,000 for the first three months of 2004, which include an electricity charge of $49,050 per annum that is subject to reduction if Registrant's electricity bill is reduced as set forth in the Agreement. In connection with the Agreement, Registrant expects to record a charge of approximately $615,000 primarily related to impairment of the recorded value of leasehold improvements, furniture, fixtures and equipment.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:     January 16, 2002                     INDIVIDUAL INVESTOR GROUP, INC.




                                                 By: /s/ Jonathan L. Steinberg
                                                    ----------------------------
                                                    Jonathan L. Steinberg
                                                    Chief Executive Officer




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